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                                                                     EXHIBIT 4.6

         Form of 4 1/2% Convertible Senior Subordinated Notes due 2008

                               [Face of Security]

                                IVAX CORPORATION

    [INSERT PRIVATE PLACEMENT LEGEND AND GLOBAL SECURITY LEGEND AS REQUIRED]

              4 1/2% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2008

                             CUSIP NO. ____________

         IVAX CORPORATION, a Florida corporation (herein called the "COMPANY"), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of _________________ Dollars ($_______________) on May 15,
2008, and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest is paid or duly provided for. The right to payment of the principal and all other amounts due with respect hereto is subordinated to the rights of Senior Indebtedness as set forth in the Indenture referred to on the reverse side hereof.

         Interest Payment Dates: May 15 and November 15, with the first payment to be made on November 15, 2001.

         Record Dates:  May 1 and November 1.

         The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

         IN WITNESS WHEREOF, IVAX CORPORATION has caused this instrument to be duly signed.

                                                     IVAX CORPORATION

                                                     By:
                                                        -----------------------
                                                            Name:
                                                            Title:


Dated:
       -------------------


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TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred
to in the within-mentioned Indenture.

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee


By:
    ------------------------------------
         Authorized Signatory

Dated:
       -------------------




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                              [REVERSE OF SECURITY]

                                IVAX CORPORATION

              4 1/2% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2008

         1. INTEREST. IVAX CORPORATION, a Florida corporation (the "COMPANY"), promises to pay interest on the principal amount of this Security at the rate PER ANNUM shown above. The Company will pay interest semi-annually on May 15 and November 15 of each year, with the first payment to be made on November 15, 2001. Interest on the Securities will accrue on the principal amount from the most recent date to which interest has been paid or, if no interest has been paid, from May 4, 2001. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. MATURITY. The Notes will mature on May 15, 2008.

         3. METHOD OF PAYMENT. The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered Holders of Securities at the close of business on the record date set forth on the face of this Security next preceding the applicable interest payment date. Holders must surrender Securities to a Paying Agent to collect the principal, Redemption Price or Repurchase Price of the Securities. The Company will pay all amounts due with respect to the Securities in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay all amounts due with respect to the Securities by check payable in such money. It may mail an interest check to a Holder's registered address.

         4. PAYING AGENT, REGISTRAR, CONVERSION AGENT. Initially, U.S. Bank Trust National Association (the "Trustee") will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice. The Company may act in any such capacity.

         5. INDENTURE. The Company issued the Securities under an Indenture dated as of May 4, 2001 (the "INDENTURE") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "ACT") as in effect on the date of the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of such terms. The Securities are general unsecured senior subordinated obligations of the Company limited to $575,000,000 aggregate principal amount ($725,000,000 if the Initial Purchaser (as defined in the Indenture) has elected to exercise its over-allotment option to purchase an additional $150,000,000 of the Securities), except as otherwise provided in the Indenture (except for Securities issued in substitution for destroyed, mutilated, lost or stolen Securities). Terms used herein which are defined in the Indenture have the meanings assigned to them in the Indenture.

         6. OPTIONAL REDEMPTION. The Securities will be redeemable prior to maturity at the option of the Company, in whole or in part, at any time on or



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after May 29, 2004, at the following redemption prices (expressed as percentages of the principal amount thereof), if redeemed during the periods commencing on the dates set forth below, in each case together with accrued and unpaid interest to the redemption date:

           ---------------------------- --------------------------
                                               Redemption
                      Date                        Price
           ---------------------------- --------------------------
                  May 29, 2004                  102.571%
           ---------------------------- --------------------------
                  May 16, 2005                  101.929%
           ---------------------------- --------------------------
                  May 16, 2006                  101.286%
           ---------------------------- --------------------------
            May 16, 2007 through                100.643%
              May 14, 2008 inclusive
           ---------------------------- --------------------------

         7. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000 principal amount. On and after the redemption date interest ceases to accrue on Securities or portions of them called for redemption.

         8. REPURCHASE AT OPTION OF HOLDER. In the event of a Change in Control with respect to the Company, then each Holder of the Securities shall have the right, at the Holder's option, subject to the rights of the holders of Senior Indebtedness under ARTICLE XI of the Indenture, to require the Company to repurchase such Holder's Securities including any portion thereof which is $1,000 in principal amount or any integral multiple thereof on a business day (the "REPURCHASE DATE") that is 45 days after the date of the Company Notice, unless otherwise required by applicable law, at a price equal to 100% of the outstanding principal amount of such Security, plus accrued and unpaid interest to the Repurchase Date.

         Within 30 days after the occurrence of the Change in Control, the Company is obligated to give notice of the occurrence of such Change in Control to each Holder. Such notice shall include, among other things, the date by which Holder must notify the Company of such Holder's intention to exercise the Repurchase Right and of the procedure which such Holder must follow to exercise such right. To exercise the Repurchase Right, a Holder of Securities must deliver on or before the 30th day after the date of the Company Notice irrevocable written notice to the Company (or an agent designated by the Company for such purpose) and the Trustee of the Holder's exercise of such right together with the Securities with respect to which the right is being exercised, duly endorsed for transfer. In the event any Holder exercises its Repurchase Right, such Holder's conversion right will terminate upon receipt of the written notice of exercise of such Repurchase Right.



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         A "CHANGE IN CONTROL" of the Company means

                  (i) the acquisition by any person, entity or "group" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company and its subsidiaries, any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company and any current affiliate of the Company whose beneficial ownership does not in the future exceed 45% of the Company's outstanding Common Stock), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of shares of Common Stock sufficient to elect a majority of directors;

                  (ii) persons who, as of the date of the Indenture, constitute the Board of Directors (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such person were a member of the Incumbent Board;

                  (iii) approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, beneficially own shares sufficient to elect a majority of directors in the election of directors of the reorganized, merged or consolidated company, or

                  (iv) a liquidation or dissolution of the Company (other than pursuant to the United States Bankruptcy Code) or the conveyance, transfer or leasing of all or substantially all of the assets of the Company to any person.

         9. CONVERSION. A Holder may convert his or her Security into Common Stock of the Company at any time prior to the close of business on May 15, 2008, or, (x) if the Security is called for redemption by the Company, the Holder may convert it at any time before the close of business on the date that is five business days before the date fixed for such redemption, or (y) if the Security is to be repurchased by the Company pursuant to PARAGRAPH 8 hereof, the Holder may convert it at any time before the Company receives the Option of Holder To Elect Purchase Notice. The initial conversion rate is 19.9750 shares per $1,000 principal amount of Securities or an initial conversion price of $50.0625 per share, subject to adjustment in certain circumstances. To determine the number of shares issuable upon conversion of a Security, divide the principal amount to be converted by the conversion price in effect on the conversion date and round the result to the nearest 1/100th share. The Company will deliver a check in lieu of any fractional share. On conversion no payment or adjustment for any unpaid and accrued interest, or liquidated damages with respect to, the Securities will be made. If a Holder surrenders a Security for conversion



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between the record date for the payment of interest and the next interest payment date, such Security, when surrendered for conversion, must be accompanied by payment of an amount equal to the interest thereon which the registered Holder on such record date is to receive.

         To convert a Security a Holder must (1) complete and sign the Conversion Notice, with appropriate signature guarantee, on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay the amount of interest, if any, the Holder may be paid as provided in the last sentence of the above paragraph and (5) pay any transfer or similar tax if required. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or a whole multiple of $1,000 principal amount.

         Any shares issued upon conversion of a Security shall bear the Private Placement Legend until after the second anniversary of the later of the issue date for the Securities and the last date on which the Company or any Affiliate of the Company was the owner of such shares or the Security (or any predecessor security) from which such shares were converted (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the Opinion of Counsel for the Company, unless otherwise agreed by the Company and the Holder thereof).

         10. SUBORDINATION. The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness. Each Holder by accepting a Security agrees to such subordination and authorizes the Trustee to give it effect.

         11. PROHIBITION ON INCURRENCE OF LAYERED INDEBTEDNESS. The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is both (a) subordinate or junior in right of payment to any Senior Indebtedness and (b) senior in any respect in right of payment to the Securities.

         12. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000 principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Registrar need not exchange or register the transfer of any Security selected for redemption in whole or in part. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before the mailing of a notice of redemption of the Securities selected to be redeemed.

         13. PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as the owner of such Security for all purposes.

         14. MERGER OR CONSOLIDATION. The Company shall not consolidate with, or merge into, or transfer or lease all or substantially all of its assets to, any person unless the person is a corporation, limited liability company or other entity organized under the laws of the United States, any State thereof or the


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District of Columbia and such person assumes by supplemental indenture all the obligations of the Company under the Securities and the Indenture and immediately after giving effect to the transaction no Default or Event of Default exists.

         Notwithstanding the foregoing, any subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any other subsidiary or subsidiaries of the Company.

         15. AMENDMENTS, SUPPLEMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or the consent of any Securityholder, the Indenture or the Securities may be amended or supplemented to cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated Securities in addition to certificated Securities, to comply with SECTIONS 5.01 AND 10.15 of the Indenture or to make any change that does not adversely affect the rights of any Securityholder.

         16. DEFAULTS AND REMEDIES. An Event of Default includes the occurrence of any of the following: default in payment of principal at maturity, upon redemption or exercise of a Repurchase Right or otherwise; default for 30 days in payment of interest or other amounts due; failure by the Company for 60 days after notice to it to comply with any of its other agreements in the Indenture or the Securities; and certain events of bankruptcy or insolvency. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may declare all the Securities to be due and payable immediately, except as provided in the Indenture. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment) if it determines that withholding notice is in the interests of the Securityholders. The Company must furnish an annual compliance certificate to the Trustee.

         17. REGISTRATION RIGHTS. The Holders are entitled to shelf registration rights as set forth in the Registration Rights Agreement (as defined in the Indenture). The Holders shall be entitled to receive liquidated damages in certain circumstances, all as set forth in the Registration Rights Agreement.

         18. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

         19. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the



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Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

         20. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         21. ABBREVIATIONS. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

         THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

                  IVAX Corporation
                  4400 Biscayne Boulevard
                  Miami, Florida 33137
                  Attention:  Secretary



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                              [FORM OF ASSIGNMENT]

I or we assign to
PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER



--------------------------------------

-------------------------------------------------------------------------------
(please print or type name and address)


-------------------------------------------------------------------------------
the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints

-------------------------------------------------------------------------------
attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated:
      --------------------------      ----------------------------------------

                                      NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.

Signature Guarantee:
                     ----------------------------------------------------------


                  In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT") covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the Resale Restriction Termination Date, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with transfer:



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                                   [Check One]

(1)    ____       to the Company or a subsidiary thereof; or

(2)    ____       pursuant to and in compliance with Rule 144A under the
                  Securities Act of 1933, as amended; or

(3)    ____       to an institutional "accredited investor" (as defined in Rule
                  501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)    ____       outside the United States to a "foreign purchaser" in
                  compliance with Rule 904 of Regulation S under the Securities
                  Act of 1933, as amended; or

(5)    ____       pursuant to the exemption from registration provided by Rule
                  144 under the Securities Act of 1933, as amended; or

(6)    ____       pursuant to an effective registration statement under the
                  Securities Act of 1933, as amended; or

(7)    ____       pursuant to another available exemption from the registration statement requirements of the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "AFFILIATE"):

         [ ] The transferee is an Affiliate of the Company. (If the Security is transferred to an Affiliate, the restrictive legend must remain on the Security for two years following the date of the transfer).

                  Unless one of the items is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED, HOWEVER, that if item
(3),(4),(5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4) and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

                  If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:                        Signed:
       --------------------          ------------------------------------------
                                     (Sign exactly as name appears on the other side of this Security)




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Signature Guarantee:
                    -----------------------------------------------------------


TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
       ----------------     ---------------------------------------------------
                            NOTICE: To be executed by an executive officer




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                                CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box: [ ]

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):

                                                 $
                                                  ------------------

If you want the stock certificate made out in another person's name, fill in the form below:

--------------------------------------------------------------------------------
(Insert other person's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type other person's name, address and zip code)

--------------------------------------------------------------------------------

Date:                  Signature(s):
     --------------                -------------------------------------------

                                   -------------------------------------------
                                   (Sign exactly as your name(s) appear(s) on the other side of this Security)


Signature(s) guaranteed by:
                                   --------------------------------------------
                                   (All signatures must be guaranteed by a
                                   guarantor institution participating in the
                                   Securities Transfer Agents Medallion Program
                                   or in such other guarantee program acceptable to the Trustee.)



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                    OPTION OF HOLDER TO ELECT PURCHASE NOTICE

         If you want to elect to have this Security purchased by the Company pursuant to SECTION 3.07 of the Indenture, check the box: [ ]

         If you want to elect to have only part of this Security purchased by the Company pursuant to SECTION 3.07 of the Indenture, state the principal amount:

                                   $
                                    -------------------------------------------
                                   (in an integral multiple of $1,000)

Date:                              Signature(s):
     ------------------                         -------------------------------

                                    -------------------------------------------

                                   (Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:
                                    -------------------------------------------
                                   (All signatures must be guaranteed by a
                                   guarantor institution participating in the
                                   Securities Transfer Agents Medallion Program
                                   or in such other guarantee program acceptable to the Trustee.)



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